CERTIFICATION FILED AS EXHIBIT 13(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG FRONTIER SMALL CAP GROWTH FUND, AMG MANAGERS EMERGING OPPORTUNITIES FUND, AMG GW&K CORE BOND FUND, AMG FQ LONG-SHORT EQUITY FUND, AMG FQ TAX-MANAGED U.S. EQUITY FUND, AND AMG FQ GLOBAL RISK-BALANCED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 9, 2018	/s/ Keitha L. Kinne
Keitha L. Kinne
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 13(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS I: AMG FRONTIER SMALL CAP GROWTH FUND, AMG MANAGERS EMERGING OPPORTUNITIES FUND, AMG GW&K CORE BOND FUND, AMG FQ LONG-SHORT EQUITY FUND, AMG FQ TAX-MANAGED U.S. EQUITY FUND, AND AMG FQ GLOBAL RISK-BALANCED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: July 9, 2018	/s/ Thomas Disbrow
Thomas Disbrow
Principal Financial Officer